                                                               EXHIBIT 10.1
                        THIRD AMENDMENT TO SERVICE AGREEMENT

            THIS THIRD AMENDMENT TO SERVICE AGREEMENT (the "Third Amendment") is made effective as of the 1st day of January, 1996 by and between SPS PAYMENT SYSTEMS, INC. formerly known as Sears Payment Systems, Inc., ("SPS") and MOUNTAINWEST FINANCIAL CORPORATION, formerly known as SCFC ILC Inc. d/b/a MountainWest Financial ("MountainWest").

                                   WITNESSETH:

            WHEREAS, MountainWest and SPS entered into a Service Agreement dated as of November 1, 1990 and amended as of January 1, 1993 and May 1, 1993 (collectively, the "Agreement").

            WHEREAS, MountainWest and SPS desire to extend the term of the Agreement.

            NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MountainWest and SPS hereby agree as follows:


            1. Term. Paragraph 1, "Term", of the Agreement is deleted in its entirety and replaced with the following:

                  The term of this Agreement ("Term") shall be extended through December 31, 1998 and shall continue thereafter for consecutive one (1) year periods unless either party terminates this Agreement as provided herein. Either party may terminate this Agreement on January 1, 1997 or on any subsequent January 1st by giving written notice of termination to the other party at least one hundred eighty
                  (180) day prior to the date of termination.

            2. Exhibit A-1. Exhibit A-1 as amended is deleted in its entirety and replaced with Exhibit A-2 attached hereto.

            3. Schedule. Schedule 1 listing Merchants who have signed a Merchant Services Agreement is deleted in its entirety and replaced with
Schedule 2 attached hereto.

            4. MountainWest grants to SPS the right of first refusal to purchase any of the merchant portfolios listed in Schedule 2 to this Third Amendment in the event MountainWest desires to sell any portfolio to a third party purchaser subject to the terms and conditions of the existing merchant services agreements. MountainWest shall provide at least a fifteen (15) business days notification to SPS prior to entering into an agreement with a third party purchaser. MountainWest will offer SPS the right to purchase any portfolio at the same price and terms offered to the third party purchaser subject to compliance with any applicable regulations.

            5. Notice The address of MountainWest contained in paragraph 8 is amended to read as follows:

                  MountainWest Financial Corporation
                  280 West 10200 South
                  Sandy, Utah  84070-4154
                  Attn:  Chairman - CEO

            6. Effective Date of Amendment. This Third Amendment shall be effective as of January 1, 1996.

            7. Terms. Capitalized terms, not otherwise defined herein, are used in this Third Amendment as they are defined in the Agreement.

            8     Continued Effect.  Except as specifically amended herein, the
Agreement shall remain in full force and effect.
The undersigned have executed this Third Amendment through their duly authorized officers.

SPS PAYMENT SYSTEMS, INC.                   MOUNTAINWEST FINANCIAL CORPORATION

By: /s/ Richard F. Atkinson                  By: /s/ Bradley O. McBride

Title:  SVP - Operations                     Title:  VP/Treasurer